Exhibit 32.2

Certification of Chief Financial Officer Required by Rule 13a-4(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, J. Reid Porter, the President and Chief Executive Officer of PRP-GP LLC, which is the Administrative Managing General Partner of Phosphate Resource Partners Limited Partnership ("PLP"), and in that capacity also the chief financial officer of PLP, certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2003 of PLP fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of PLP.

              J. Reid Porter
J. Reid Porter

November 13, 2003

Return to Phosphate Resource Partners Limited Partnership's Form 10-Q